Exhibit 99.01

Guidance Software NASDAQ: GUID May, 2014
Page 2 Forward Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the Guidance Software's products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There can be no assurances that strategic acquisitions of the Company, including the recent acquisition of CaseCentral, will ultimately be successful for the Company. There are also risks that the Guidance Software's pursuit of providing network security and e-discovery technology, including Cloud-based review and production software, might not be successful, or that if successful, it will not materially enhance the Guidance Software's financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Guidance Software's relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements. In addition, the company is under no obligation to deliver future versions of its products, including minor and major upgrades.
Corporate Overview What We Do & Problems We Solve Our Products & Key Differentiators Our Customers Key Financial Metrics Summary Page 3 Agenda
NASDAQ: GUID Large, diverse, and growing TAM Next-gen endpoint technology Platform approach Multiple products built on same platform Demonstrated success Page 4 Guidance Software Overview
Page 5 Strategic Transformation The Next-Gen Endpoint Security Company The Forensics Company 2014 2000 Total addressable market (in 2013): $3.4B; CAGR: 7.7% Market dynamics: Customers have acknowledged the assumption of compromise as a result of high-profile breaches such as Google, Sony and Target
All businesses are faced with: Page 6 Market Needs Managed improperly, costs can spiral out of control: Sensitive information becoming compromised by hackers or insiders Potential litigation from, competitors, partners or employees Human resources matters such as harassment allegations, misuse of corporate resources, and terminations Estimated costs to Target: $61 million, and $10B in market cap Preservation costs range as high as $40M/Year for the largest companies due to "overpreservation" Average monetary impact of insider fraud $382,000+
Endpoint Security and Risk Management Platform that exposes unknown threats and preserves data integrity via forensic investigation and control through remediation of threats and errant data across all endpoints of any size network Page 7 Our Value Proposition
Endpoint Security Threat Detection: Security analytics, signature-less detection of internal and external threats Incident Response: Event validation, sensitive data impact assessment, automated triage, threat remediation Risk Management Litigation support: Automate the EDRM-defined process end-to-end; legal hold through production Endpoint investigations: Identification, collection and preservation of digital evidence for civil and criminal investigations Page 8 What We Do
Page 9 What We Do Endpoint Security Risk Management Lower the risk and costs of e-discovery Hunt for undetected security breaches Detect anomalous activity indicative of a threat Mitigate risk of fraud, HR matters, IP Theft Perform comprehensive and efficient digital forensic investigations Automatically respond to information security events Manage sensitive data and enforce retention policies Reduce false positives generated by detection technology
Page 10 The Product Portfolio
Page 11 The Product Portfolio Endpoint Security Risk Management
De-facto enterprise investigation software Broadest operating system support Most comprehensive access to endpoint information Cited in numerous court cases worldwide Page 12 EnCase Enterprise Every company has HR, fraud and other internal matters that require investigation Guidance Software is "the de-facto industry standard for remote desktop collection software."
Human Resources Internal Investigations Internal Audit Office of the CFO Page 13 EnCase Enterprise Buyers
Eliminates the time between detection and response Automatically confirms valid incidents, greatly reducing false positives generated by detection based technologies No other incident response technology can report on sensitive data impact Page 14 EnCase Cybersecurity Every company inevitably gets hacked "All of those next-generation endpoint detection systems, threat intelligence feeds, and so on only matter if you do something in response to them. If Target had had incident response procedures in place, and a system in place to ensure they followed those procedures, it would have been much more likely to have responded to the alerts it received from FireEye." -Bruce Schneier, Schneier on Security
InfoSec Group Security Operations Center Computer Incident Response Team Office of the CISO/CSO Page 15 EnCase Cybersecurity Buyers
Dramatically reduces the delay between compromise and detection Allows customers to actively hunt for signs of compromise within their environment Harnesses the activity related data generated by endpoints every day as a source of security analytics Does not rely on signatures, behaviors, indicators or heuristics - a common shortcoming of traditional approaches to security Page 16 New Product: EnCase Analytics Any organization can be compromised and not know it By 2016, 25 Percent of Large Global Companies Will Have Adopted Big Data Analytics For At Least One Security or Fraud Detection Use Case
InfoSec Security Operations Center GRC Office of the CISO/CSO Page 17 EnCase Analytics Buyers
Gartner e-Discovery Magic Quadrant leader Logical, simple, predictable, and affordable e-discovery Most comprehensive pure-play e-discovery solution available Facilitates EDRM defined e-discovery process end-to-end Limits the risk of over-collection and over-preservation Page 18 EnCase eDiscovery and EnCase eDiscovery Review Every company litigates or gets sued "Guidance Software's technology is a game- changer....Spending in its sector (eDiscovery) is currently skewed toward labor intensive and inefficient solutions for which Guidance Software offers significant ROI enhancement"
Inside Counsel Outside Counsel Specialized IT Office of the CLO Page 19 EnCase eDiscovery Buyers
Page 20 Next-Generation Endpoint Security Landscape Complete visibility and access across all major OSs Automated incident response Signature-less Detection ? ? ? EnCase ? ? ? ? Data Collection and Preservation ? ? ? ? ? ? ? ? ? Integrated Remediation ? ? ? ?
Robust user community Empowering 3rd party application development to extend the EnCase platform Productizing the efforts of thousands of customers More than 110 Free & Paid apps Over 25,000 downloads since inception Page 21 EnCase App Central
Page 22 Our Customers
2000+ Commercial and Government Organizations > 65 of the Fortune 100 > 40% of the Fortune 500 Agent deployed on over 20 million devices worldwide Extensive cross-vertical coverage Energy/Utilities Insurance and Healthcare Banks/Finance Technology Page 23 Our Customers Telecommunications Retail/CPG Manufacturing and Industrial Pharma and Biotech
Page 24 Market-leading Partners Extend our Reach Globally Channels Technologies *not a comprehensive listing
Page 25 Key Financial Metrics
Page 26 Q1 2014 Financial Results Adj. Earnings/Share Revenue $ Customers Cash ($0.10) $25.4M +161 EnCase Enterprise (+278 total in FY2013) $21.3M No debt DSOs 49 Days $44.5M Deferred Revenue $ +89 EnCase eDiscovery, Cybersecurity or Analytics
Page 27 Annual Revenue (CHART) ($ in Millions) Consulting, Training and Maintenance Subscription
Page 28 Summary
Unified product over multiple point solutions Real solutions for Real Problems Proven, Patented Technology Deployed on > 20,000,000 endpoints Used in hundreds of thousands of cases and incidents; maintenance renewal rates >90% Unique heritage provides critical investigation capabilities and control of endpoint data for security use cases Page 29 Conclusion: The EnCase Advantage
Page 30 Appendix
Banking, Financial & Insurance Customers
Energy, Oil & Gas Customers
Biotech & Health Care Customers
Media, High-Tech, Telecom Customers
Retail, Consumer Products Customers
Industrial/Manufacturing Customers
Federal Agencies